Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

On September 16, 2024, Inseego Corp. (the “Company”) and its subsidiary Inseego SA (Pty) Ltd (“Seller”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Light Sabre SPV Limited (which subsequently novated its benefits and obligations under the Purchase Agreement to Ctrack Holdings (the “Purchaser”)), pursuant to which they agreed to sell its fleet management and telematics solutions business of Inseego, which has operations in the United Kingdom, the European Union, Australia and New Zealand (the “Telematics Business”), to the Purchaser (the “Disposition”). On November 27, 2024, the Company completed the Disposition, which constituted a significant disposition for purposes of Item 2.01 of Form 8-K.

The accompanying unaudited pro forma financial information should be read in conjunction with our historical consolidated financial statements and the accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2024, and Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 13, 2024.

The below unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2023 and 2022 have been prepared giving effect to the Disposition as if the transaction had occurred on January 1, 2022. The pro forma consolidated statement of operations for the nine months ended September 30, 2024 is not included in this filing as the statement of comprehensive income included within the Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 13, 2024, already presents the results of the Telematics Business as discontinued operations, and therefore reflects the impact of the transaction for the period. The below unaudited pro forma condensed consolidated balance sheet gives effect to the Disposition as if the transaction had occurred on September 30, 2024.

The unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report on Form 8-K.

The unaudited pro forma financial information is based on financial statements prepared in accordance with U.S. generally accepted accounting principles, which are subject to change and interpretation. The unaudited pro forma condensed consolidated financial statements were based on and derived from our historical consolidated financial statements, adjusted for those amounts which were determined to be directly attributable to the Disposition, factually supportable, and with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on our consolidated results. Actual adjustments, however, may differ materially from the information presented. Pro forma adjustments do not include allocations of corporate costs, as those are not directly attributable to the Disposition. In addition, the unaudited pro forma financial information is based upon available information and assumptions that management considers to be reasonable, and such assumptions have been made solely for purposes of developing such unaudited pro forma financial information for illustrative purposes in compliance with the disclosure requirements of the SEC. The unaudited pro forma financial information is not necessarily indicative of what the financial position or income statement results would have actually been had the Disposition occurred on the dates indicated. To note, the unaudited pro forma consolidated statement of operations included within does not include any adjustment to hypothetically reduce interest expense as the use of proceeds as of a hypothetical disposition date of January 1, 2022 is unknown. As a result of the factors above, these unaudited pro forma condensed consolidated financial statements should not be considered to be indicative of our future consolidated financial performance or results.

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INSEEGO CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2023

(In thousands, except share and per share data)

	As Reported	Pro Forma Adjustments	Pro Forma Inseego
	(a)	(e)	Corp.
Revenues:
Mobile solutions	$80,498	$–	$80,498
Fixed wireless access solutions	54,900	–	54,900
Product revenues	135,398	–	135,398
Services and other	60,290	28,402	31,888
Total revenues	195,688	28,402	167,286
Cost of revenues:
Product	127,157	–	127,157
Services and other	16,077	11,724	4,353
Total cost of revenues	143,234	11,724	131,510
Gross profit	52,454	16,678	35,776
Operating costs and expenses:
Research and development	21,513	1,788	19,725
Sales and marketing	21,504	4,872	16,632
General and administrative	20,721	4,868	15,853
Depreciation and amortization	19,759	1,351	18,408
Impairment of capitalized software	5,239	4,124	1,115
Total operating costs and expenses	88,736	17,003	71,733
Operating loss	(36,282)	(325)	(35,957)
Other income (expense):
Interest (expense) income, net	(9,072)	14	(9,086)
Other income (expense), net	54	(16)	70
Loss before income taxes	(45,300)	(327)	(44,973)
Income tax provision	885	842	43
Net loss	(46,185)	(1,169)	(45,016)
Series E preferred stock dividends and deemed dividends	(2,991)	–	(2,991)
Net loss attributable to common stockholders	$(49,176)	$(1,169)	$(48,007)
Per share data:
Net loss per common share:
Basic and diluted	$(4.32)		$(4.22)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted	11,372,069		11,372,069

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INSEEGO CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2022

(In thousands, except share and per share data)

	As Reported	Pro Forma Adjustments	Pro Forma Inseego
	(a)	(e)	Corp.
Revenues:
Mobile solutions	$143,524	$–	$143,524
Fixed wireless access solutions	43,602	–	43,602
Product revenues	187,126	–	187,126
Services and other	58,197	26,922	31,275
Total revenues	245,323	26,922	218,401
Cost of revenues:
Product	161,943	–	161,943
Services and other	16,471	12,718	3,753
Total cost of revenues	178,414	12,718	165,696
Gross profit	66,909	14,204	52,705
Operating costs and expenses:
Research and development	38,290	1,886	36,404
Sales and marketing	32,825	6,634	26,191
General and administrative	26,208	5,132	21,076
Depreciation and amortization	24,490	1,390	23,100
Impairment of capitalized software	3,014	–	3,014
Total operating costs and expenses	124,827	15,042	109,785
Operating loss	(57,918)	(838)	(57,080)
Other income (expense):
Interest (expense) income, net	(8,606)	101	(8,707)
Other income (expense), net	(1,910)	(2,131)	221
Loss before income taxes	(68,434)	(2,868)	(65,566)
Income tax provision (benefit)	(465)	(585)	120
Net loss	(67,969)	(2,283)	(65,686)
Series E preferred stock dividends and deemed dividends	(2,736)	–	(2,736)
Net loss attributable to common stockholders	$(70,705)	$(2,283)	$(68,422)
Per share data:
Net loss per common share:
Basic and diluted	$(6.59)		$(6.38)
Weighted-average shares used in computation of net loss per common share:
Basic and diluted	10,726,933		10,726,933

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INSEEGO CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2024

(In thousands)

	As Reported	Pro Forma		Pro Forma Inseego
	(a)	Adjustments		Corp.
ASSETS
Current assets:
Cash and cash equivalents	$11,972	$43,500	(b)	$55,472
Accounts receivable, net	15,612	–		15,612
Inventories	18,118	–		18,118
Prepaid expenses and other	3,627	–		3,627
Current assets held for sale	35,771	(35,771	)(c)	–
Total current assets	85,100	7,729		92,829
Property, plant and equipment, net	1,303	–		1,303
Intangible assets, net	19,465	–		19,465
Goodwill	3,949	–		3,949
Operating lease right-of-use assets	3,117	–		3,117
Other assets	456	–		456
Total assets	113,390	7,729		121,119
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	35,457	–		35,457
Accrued expenses and other current liabilities	31,147	–		31,147
Short-term loan	6,000	–		6,000
2025 Convertible Notes, net	106,250	–		106,250
Current liabilities held for sale	10,000	(10,000	)(c)	–
Total current liabilities	188,854	(10,000)		178,854
Long-term liabilities:
Operating lease liabilities	2,979	–		2,979
Deferred tax liabilities, net	121	–		121
Other long-term liabilities	6,499	–		6,499
Total liabilities	198,453	(10,000)		188,453
Stockholders’ deficit:
Preferred stock, par value $0.001	–	–		–
Common stock, par value $0.001	13	–		13
Additional paid-in capital	825,851	–		825,851
Accumulated other comprehensive loss	(6,712)	–		(6,712)
Accumulated deficit	(904,215)	17,729	(d)	(886,486)
Total stockholders’ deficit	(85,063)	17,729		(67,334)
Total liabilities and stockholders’ deficit	$113,390	7,729		121,119

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INSEEGO CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2023 and 2022 give effect to the Disposition as if it were completed on January 1, 2022. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2024 gives effect to the Disposition as if it were completed on September 30, 2024.

The pro forma financial statements have been derived from the historical consolidated financial statements of the Company. The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Disposition, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company’s consolidated operating results.

2. Pro Forma Adjustments

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

(a)	Reflects the Company’s consolidated statement of operations for the years end December 31, 2023 and 2022, as contained in the financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2024, and the Company’s condensed consolidated balance sheet as of September 30, 2024, as contained in the financial statements presented in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 13, 2024.

(b)	Reflects the estimated cash proceeds from the Disposition, net of estimated transaction costs and estimated current tax expense due to the recognition of taxable gain on the Disposition, as if the transaction were completed on September 30, 2024. These transaction costs have not been reflected in the unaudited pro forma condensed consolidated statements of operations as they will not have an ongoing impact on the Company.

(c)	Reflects the acquired assets and liabilities assumed by the Purchaser in the Disposition.

(d)	Reflects the estimated after-tax gain on the Disposition, which was calculated as follows (in thousands):

Estimated proceeds of the Disposition, net of transaction related fees and expenses, taxes, and working capital adjustments	$43,500
Assets of the Telematics Business	(35,771)
Liabilities of the Telematics Business	10,000
After-tax gain of the Disposition	$17,729

(e)	Reflects the elimination of revenues and expenses representing the historical results of the Telematics Businesses as a result of the Disposition.

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